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                                                                      EXHIBIT 21

               SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
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The subsidiaries of Huntington Bancshares Incorporated are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

The Huntington National Bank (United States) and its direct and indirect subsidiaries, 41 South High Ltd.**, The Huntington Leasing Company, The Huntington Mortgage Company, Huntington Residential Mortgage Securities, Inc., HMC Reinsurance Company (Vermont), The Huntington Investment Company, Forty-One Corporation, First Sunset Development, Inc., SFA Holding, Inc., East Sound Realty, Inc., Lodestone Realty Management, Inc., WS Realty, Inc., Fourteen Corporation, Airbase Realty Holding Company (Indiana), Airbase Realty Company, HNB Clearing, Inc., The Check Exchange System Co. **, Thirty-Seven Corporation, Vehicle Reliance Company, Huntington Trade Services, Inc., Huntington Trade Services, Asia, Limited (Hong Kong), CyberMark, Inc. (Delaware) **, FMB Insurance Agency, Inc. (Michigan), Huntington West, Inc. (Delaware), Huntington Kentucky, LLC (Kentucky), Huntington Merchant Services, L.L.C. (Delaware) **, HNB I LLC (Delaware), Huntington LT (Delaware), Traverse West, Inc. (Michigan), Building Investment Corporation (Michigan), HNB 2000-B (Q) LLC (Delaware), HNB 2000-B (NQ) LLC (Delaware), and Huntington Auto Trust 2000-B (Delaware)***.

CB&T Capital Investment Company (West Virginia)

Huntington Capital Corp.

Huntington Bancshares Financial Corporation

The Huntington National Life Insurance Company (Arizona) **

Huntington Bancshares Ohio, Inc.

Huntington Bancshares Florida, Inc.

Huntington Insurance Agency Services, Inc.

Huntington Property and Casualty Insurance Agency, Inc.

Huntington Life Insurance Agency, Inc.

Huntington Insurance Agency, Inc. (Michigan)

Huntington Insurance Agency, Inc. (Kentucky)

Huntington Title Services, LLC **

Huntington Title Services, Inc. (Michigan)

Huntington Title Services, Inc. (West Virginia)

Huntington Title Services, Inc. (Florida)

The Huntington Community Development Corporation

Heritage Service Corporation

Huntington Capital I (Delaware)
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Huntington Capital II (Delaware)

Huntington Capital III (Delaware)

Huntington Capital IV (Delaware)

Huntington Capital V (Delaware)

Huntington Capital VI (Delaware)

Superior Financial Corporation (Michigan)

Huntington Credit Life Reinsurance Company (formerly First Michigan Life Insurance Company) (Arizona)

The Huntington Capital Investment Company

The Huntington Real Estate Investment Company

Huntington Trade Services, Asia, Limited (Hong Kong)

e-Banc LLC (Delaware) **

ARCH-II, Inc. (Indiana)

J. Rolfe Davis Insurance Agency, Inc. (Florida)

JRD PEO Solutions, L.L.C. (Florida) **


** - Less than 100% owned.

*** - Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.